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                                    EXHIBIT 1

                             JOINT FILING AGREEMENT


     Exhibit 1, Joint Filing Agreement, dated October 23, 2000, to Schedule 13G, jointly filed with the Securities and Exchange Commission on October 25, 2000 by DI Partnership, Owen Randall Rissman, Roger Shiffman, Owen Randall Rissman 1997 Family Trust and January Associates with respect to the Common Stock, No Par Value, of Dreams, Inc., is hereby incorporated by reference into this Amendment No. 1 to the Schedule 13G.